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                                                               Exhibit 99(d)(19)

                                 AMENDMENT NO. 1
                                       TO
                        SUB-INVESTMENT ADVISORY AGREEMENT

                             THE GLENMEDE FUND, INC.
                            (INTERNATIONAL PORTFOLIO)

     The Sub-Investment Advisory Agreement dated January 1, 2002, by and among The Glenmede Fund, Inc. (the "Fund"), Glenmede Advisers, Inc. and Philadelphia International Advisors LP (the "Agreement") is hereby amended as follows:

     Paragraph 9, SERVICES TO OTHER COMPANIES AND ACCOUNTS, is amended and restated in its entirety as follows:

          9.   SERVICES TO OTHER COMPANIES OR ACCOUNTS

     The services of the Sub-Adviser to the Company and the Adviser are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Company and the Adviser are not impaired thereby, PROVIDED HOWEVER, that the Sub-Adviser may not consult with any other sub-adviser of the Company, or affiliated person of such sub-adviser, concerning transactions of the International Portfolio in securities or other assets, including transactions in which the other sub-adviser or its affiliate acts as a principal underwriter concerning securities transactions of the International Portfolio.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of March 17, 2003.


                        THE GLENMEDE FUND, INC.


                        By:    /s/ Mary Ann B. Wirts
                               ---------------------

                        Title: President


                        GLENMEDE ADVISERS, INC.


                        By:    /s/ Stephen J. Mahoney
                               ----------------------

                        Title: First Vice President

                        PHILADELPHIA INTERNATIONAL ADVISORS LP
                        By: Philadelphia International Partners LP, its General Partner

                        By:    AB Williams Company LLC, its General Partner

                        By:    /s/ Andrew B. Williams
                               ----------------------
                               Andrew B. Williams
                               its Managing Member

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